UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2014

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Northshore Center, Pittsburgh, PA	15212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 442-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☒               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On March 16, 2014, Matthews International Corporation, a Pennsylvania corporation ("Matthews"), Moonlight Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Matthews ("Merger Sub"), Moonlight Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Matthews ("Merger Sub 2") and Schawk, Inc., a Delaware corporation ("SGK"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement").

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into SGK (the "Merger"), with SGK continuing as the surviving corporation and a wholly-owned subsidiary of Matthews. Immediately after the completion of the Merger, SGK will merge with and into Merger Sub 2 (the "Second Merger", and together with the Merger, the "Mergers"), with Merger Sub 2 continuing as the surviving entity and a wholly-owned subsidiary of Matthews. The Mergers are intended to qualify as a "reorganization" within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

Under the Merger Agreement each issued and outstanding share of Class A Common Stock, par value $0.008 per share, of SGK ("SGK Common Stock") will be converted into the right to receive (x) 0.20582 of a share of Class A Common Stock, par value $1.00 per share ("Matthews Common Stock"), of Matthews (the "Stock Merger Consideration") and (y) $11.80 in cash, without interest (the "Cash Merger Consideration").  The Stock Merger Consideration will be increased (with a corresponding decrease in the Cash Merger Consideration) to the extent required to ensure that the total stock consideration payable in the merger is equal to 40.5% of the total merger consideration (including cash payments in respect of dissenting shares and cash payments in lieu of fractional shares).

The Merger Agreement contains customary representations and warranties of each party. In addition, Matthews and SGK have agreed to various customary covenants and agreements, including covenants regarding the conduct of their respective businesses prior to the closing of the Merger (the "Closing"), and covenants prohibiting SGK from soliciting alternative acquisition proposals and providing information to or engaging in discussions with third-parties, except in limited circumstances as provided in the Merger Agreement. In addition, the parties have agreed to use their respective reasonable best efforts to do all things necessary, proper or advisable to consummate the Merger, including obtaining all necessary approvals and consents, subject to certain limitations.

Consummation of the Merger is subject to customary conditions, including, among others, (i) the adoption of the Merger Agreement by the stockholders of SGK; (ii) the absence of any law or order prohibiting the Merger; (iii) the expiration or termination of the applicable Hart-Scott-Rodino Act ("HSR Act") waiting period; (iv) the effectiveness of the registration statement relating to the issuance by Matthews of shares of its common stock as part of the Merger Consideration and the listing of such shares on the NASDAQ Global Select Market; and (v) the receipt of opinions from counsel to Matthews and counsel to SGK to the effect that (a) the Mergers will qualify as a reorganization within the meaning of Section 368(a) of the Code and (b) Matthews and SGK will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

The Merger Agreement may be terminated by each of Matthews and SGK under certain circumstances, including if the Merger is not consummated by September 30, 2014 (extended to October 31, 2014 in the event that the Merger is not consummated by September 30, 2014 as a result of the failure to obtain required regulatory approval under the HSR Act). The Merger Agreement contains certain termination rights for both Matthews and SGK, and further provides that, upon termination of the Merger Agreement under specified circumstances, SGK will be obligated to reimburse Matthews its transaction expenses up to $2.0 million and pay Matthews a termination fee of $10.5 million. In addition, upon termination of the merger agreement under other specified circumstances, Matthews will be obligated to reimburse SGK its transaction expenses up to $5.0 million and pay SGK a termination fee of $3.0 million.

Voting and Support Agreement

In connection with the execution of the Merger Agreement, Matthews has entered into voting and support agreements (the "Voting Agreements") with certain stockholders of SGK who are members of the Schawk family or trusts for the benefit of members of the SGK family (the "SGK Family Stockholders") providing for, among other things, the agreement of such SGK Family Stockholders to vote all of the shares of SGK Common Stock held by them in favor of the adoption of the Merger Agreement. The SGK Family Stockholders beneficially own in the aggregate approximately 61.5% of the outstanding shares of SGK Common Stock.

The Voting Agreements terminate on the earliest of (i) the mutual written agreement of the parties, (ii) the date the Merger Agreement is terminated in accordance with its terms, (iii) the effective time of the Merger and (iv) an amendment of the Merger Agreement that decreases the absolute amount or changes the form of the Stock Merger Consideration or imposes any material restrictions on or additional conditions on payment of the Stock Merger Consideration to the SGK Family Stockholders.

Each Voting Agreement provides that, in the event that the Merger Agreement is terminated and SGK, the SGK Family Stockholder or any of their respective affiliates enter into an acquisition transaction (as defined in the Voting Agreements) within 18 months following the date of such termination, the SGK Family Stockholder is obligated to pay to Matthews within two business days after the closing of such transaction, an amount in cash (for each share of SGK Common Stock owned by such SGK Family Stockholder subject to the acquisition transaction) that is equal to the amount by which the value of the consideration received by such SGK Family Stockholder per share of SGK Common Stock in such alternative transaction exceeds $20 per share; provided that in no event shall the total payments to Matthews pursuant to all the Voting Agreements exceed $3.0 million.

Shareholders' Agreement

In connection with the execution of the Merger Agreement, Matthews has entered into a Shareholders' Agreement with the SGK Family Stockholders and David A. Schawk, in his capacity as the SGK family representative. Pursuant to such agreement following the closing of the Merger, subject to certain conditions and for so long as the SGK Family Stockholders beneficially own at least 7.5% of the shares of Matthews Common Stock, Matthews has agreed that at each meeting of its shareholders at which the 2017 class directors are to be elected, it will nominate and use its reasonable best efforts to cause the shareholders of Matthews to elect to its board a designee of the SGK Family Stockholders. The Shareholders' Agreement provides that, on or prior to the date of the closing, Matthews' board shall increase the number of directors constituting the class whose three year term expires in 2017 by one and, effective as of the closing, shall appoint David A. Schawk to such class as the initial family designee.

The SGK Family Stockholders have agreed to vote their shares of Matthews Common Stock in such manner as may be directed by Matthews' board of directors and in favor of the election of directors of all persons nominated by Matthews' board of directors or its nominating and corporate governance committee. This voting agreement terminates on the date that is the earlier of (a) the date on which David Schawk is no longer a director or senior executive officer of Matthews (other than as a result of (x) termination for cause or (y) voluntary termination (other than a voluntary termination for good reason) or (b) the first anniversary of the closing of the Merger.

The SGK Family Stockholders have agreed that they will not, for a period of 180 days following the Merger, transfer any shares of Matthews Common Stock except for (1) gifts to charitable organizations for philanthropic purposes, transfers to the beneficiaries of a trust, transfers to family members, transfers to trusts and other fiduciary arrangements for the benefit of family members, transfers to entities owned and controlled by family members, and transfers required under a governing trust instrument, and (2) transfers to tender into a tender or exchange offer commenced by a third party or by Matthews but only if such tender or exchange offer includes an irrevocable minimum tender condition of no less than a majority of the then-outstanding shares of Matthews and, as of the expiration of such offer, the board has affirmatively publicly recommended to shareholders that such shareholders tender into such offer and has not publicly withdrawn or changed its recommendation. In addition, David Schawk and his spouse (including certain trusts and other entities controlled by either of them) have agreed that they will not sell any shares of Matthews Common Stock except as permitted by the preceding sentence for an additional period that terminates on the earlier of (a) the first anniversary of the closing of the Merger or (b) the date on which David Schawk is no longer a director or senior executive officer of Matthews (other than as a result of (x) termination for cause or (y) voluntary termination (other than a voluntary termination for good reason).

Matthews has agreed that, after the first anniversary of the closing of the merger, the SGK Family Stockholders shall have the right to require Matthews to register their shares of Matthews Common Stock for sale under the Securities Act. This demand right may not be exercised on more than two occasions and shall expire when the SGK Family Stockholders no longer hold collectively at least 5% of the shares of Matthews Common Stock.

The foregoing descriptions of the Merger Agreement, the Voting Agreement and the Shareholders' Agreement and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, the Voting Agreement and the Shareholders' Agreement, copies of which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Matthews, SGK or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in each company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Matthews or SGK or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement.

Financing Commitment

Matthews has entered into a commitment letter with RBS Citizens, N.A. ("RBS Citizens") dated as of March 14, 2014. The commitment letter provides, subject to the terms and conditions set forth therein, for an amendment of Matthews's senior credit facility to increase the revolving credit facility availability thereunder by $350 million and at closing to increase the revolving credit facility commitments by up to $350 million which will be used in part to fund a portion of the Cash Merger Consideration.

Forward Looking Statements

Certain items in this Form 8-K (and exhibits hereto) (including statements with respect to the Merger) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "believe," "could," "would," "project," "predict," "continue," "plan" or other similar words or expressions. Such statements are based upon the current beliefs and expectations of Matthews' managements and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, risks relating to the merger with SGK, including in respect of the satisfaction of closing conditions to the merger; unanticipated difficulties and/or expenditures relating to the merger; the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; uncertainties as to the timing of the merger; litigation relating to the merger; the impact of the transaction on relationships with customers, employees and third parties; and the inability to obtain, or delays in obtaining cost savings and synergies from the merger; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances.

Additional Information and Where to Find It

In connection with the merger Matthews will file a registration statement on Form S-4 with the SEC that will include a proxy statement of SGK that also constitutes a prospectus of Matthews with respect to the shares of Matthews' common stock to be issued to SGK's stockholders in the merger. INVESTORS AND SECURITY HOLDERS OF SGK ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/ PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY MATTHEWS OR SGK WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus (when available) and other relevant documents filed or that will be filed by Matthews or SGK with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement, proxy statement/prospectus (when available) and other relevant documents filed by Matthews with the SEC may be obtained free of charge by going to Matthews' Investor Relations page on its corporate website at www.matw.com, by contacting Matthews' Investor Relations by mail at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212, Attn: Investor Relations Department, or by telephone (412) 442-8200. Copies of the registration statement, proxy statement/prospectus (when available) and other relevant documents filed by SGK with the SEC may be obtained free of charge by going to SGK’s Investor Relations page on its corporate website at www.sgkinc.com, by contacting SGK's Investor Relations by mail at SGK, Inc., 1695 S. River Rd., Des Plaines, IL 60018, Attn: Investor Relations Department, or by telephone at (847) 827-9494.

No Offer or Solicitation

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Matthews and SGK, and their respective directors and executive officers may be considered participants in the solicitation of proxies from stockholders of SGK in connection with the proposed transaction. Information about the directors and executive officers of Matthews is set forth in Matthews' Proxy Statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on January 21, 2014, and its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, which was filed with the SEC on November 27, 2013. Information about the directors and executive officers of SGK is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 12, 2013, and its annual report on Form 10-K for its year ended December 31, 2013, which was filed with the SEC on March 5, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of March 16, 2014, by and among Matthews International Corporation, Moonlight Merger Sub Corp., Moonlight Merger Sub LLC and Schawk, Inc.
10.1	Voting and Support Agreement, dated as of March 16, 2014, by and among Matthews International Corporation and the Stockholder of Schawk, Inc. signatory thereto
10.2	Shareholders' Agreement, dated as of March 16, 2014, by and among Matthews International Corporation, the Shareholders named therein and David A. Schawk, in his capacity as the Family Representative

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2014                                                                                  MATTHEWS INTERNATIONAL CORPORATION

By:   /s/  Joseph C. Bartolacci
Joseph C. Bartolacci
President and Chief Executive Officer

MATTHEWS INTERNATIONAL CORPORATION

EXHIBIT INDEX
Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of March 16, 2014, by and among Matthews International Corporation, Moonlight Merger Sub Corp., Moonlight Merger Sub LLC and Schawk, Inc.
10.1	Voting and Support Agreement, dated as of March 16, 2014, by and among Matthews International Corporation and the Stockholder of Schawk, Inc. signatory thereto
10.2	Shareholders' Agreement, dated as of March 16, 2014, by and among Matthews International Corporation, the Shareholders named therein and David A. Schawk, in his capacity as the Family Representative